UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2025

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10000 Avalon Boulevard, Suite 1000,

Alpharetta, Georgia 30009

Registrant’s telephone number, including area code: (678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 15, 2025 (the “Redemption Date”), Bakkt Holdings, Inc. (the “Company”) redeemed in full the Outstanding Principal Amount (as defined below) of the Company’s 0.00% convertible debenture due June 18, 2026 (the “Convertible Debenture”) for $7,875,000, which consisted of the Outstanding Principal Amount and a 5% payment premium, in accordance with the terms of the Convertible Debenture.

As previously reported, the Company entered into a Securities Purchase Agreement with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), on June 17, 2025, pursuant to which the Investor purchased the Convertible Debenture with a principal balance of $25 million from the Company in a private placement. As of the Redemption Date, the Investor had converted $17,500,000 of the Convertible Debenture into the Company’s Class A common stock, par value $0.0001 per share, leaving $7,500,000 (the “Outstanding Principal Amount”) outstanding, which Outstanding Principal Amount the Company redeemed in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.

Date: September 15, 2025

/s/ Marc D’Annunzio
Name: Marc D’Annunzio
General Counsel and Secretary